UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material pursuant to §240.14a-12

Endeavour International Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(2) Aggregate number of securities to which transaction applies:
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May 1, 2014

Dear Fellow Stockholder:

We have previously distributed to you proxy materials for the Annual Meeting of Stockholders of Endeavour International Corporation to be held on May 22, 2014.

According to our latest records we have not yet received your vote. The Annual Meeting is now only a short time away. It is important that you provide your voting instructions as soon as possible in order to make sure that your shares will be voted at the meeting in accordance with your desires. If you hold your shares in the name of a brokerage firm, your broker may not vote your shares unless they receive your specific instructions.

Information on how to provide your voting instructions has been included with this letter. Your vote is important, and we encourage you to vote today.

Thank you for your cooperation and continued support.

Sincerely,

William L. Transier

Chairman, Chief Executive Officer and President

If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:

MORROW & CO., LLC

470 West Avenue

Stamford, CT 06902

Stockholders May Call Toll-Free: (855) 223-1287

Banks & Brokers May Call Collect: (203) 658-9400

Email: endeavourinfo@morrowco.com